UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  April 30, 2014

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 30, 2014, KEMET Electronics Corporation (“KEC”) and its subsidiaries KEMET Foil Manufacturing, LLC (“KEMET Foil”), KEMET Blue Powder Corporation (“KEMET Blue”) as “U.S. Borrowers,” and KEMET Electronics Marketing (S) PTE LTD. (“KEMET Singapore”), and, together with U.S. Borrowers, collectively, “Existing Borrowers,” entered into Amendment No. 5 to Loan and Security Agreement and Joinder (“Amendment“) with Bank of America, N.A., as agent for the Lenders, which amends the Loan and Security Agreement dated as of September 30, 2010 (as amended by the Consolidated Amendment to Loan and Security Agreement dated July 8, 2013, the principal terms of which were disclosed in the Registrant's Form 10-Q for the quarterly period ended June 30, 2013) (the “Loan Agreement”). In connection with and as part of the Amendment, Existing Borrowers also entered into a Second Amended and Restated Revolver Note. The Loan Agreement provides a $50 million revolving line of credit, which is bifurcated into a U.S. facility (for which KEC, KEMET Foil, and KEMET Blue are the borrowers) and a Singapore facility (for which KEMET Singapore is the borrower). Certain capitalized terms used but not defined herein have the meanings given to them in the Amendment which is filed as Exhibit 10.1 to this Form 8-K, or in the Loan Agreement, which has been filed by KEMET Corporation (the “Registrant”) as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-15491) filed on October 5, 2010.
As its principal features, the Amendment (a) extends the maturity date of the facilities from September 30, 2014 to December 31, 2015; (b) reduces by 0.50% the Applicable Margin on borrowings based on the London Interbank Offer Rate ("LIBOR") or the Base Rate, as selected by the Borrower such that, depending upon the fixed charge coverage ratio of KEMET Corporation and its subsidiaries on a consolidated basis as of the latest test date, the applicable margin under the U.S. facility varies between 2.50% and 3.00% for LIBOR advances and 1.50% and 2.00% for base rate advances, and under the Singapore facility varies between 2.75% and 3.25% for LIBOR advances and 1.75% and 2.25% for base rate advances; (c) modifies the borrowing base to which the U.S. and Singapore facilities are subject, such that the borrowing base consists of: in the case of the U.S. facility, (A) 85% of KEC's accounts receivable that satisfy certain eligibility criteria plus (B) the lesser of (i) $6,000,000 and (ii) (a) on or prior to Agent’s receipt of an updated Inventory Appraisal and Agent’s approval thereof, 40% of the value of Eligible Inventory and (b) upon Agent’s receipt of an updated Inventory Appraisal, 85% of the net orderly liquidation value of the Eligible Inventory plus (C) the lesser of $5,075,000 and 80% of the net orderly liquidation percentage of the appraised value of equipment that satisfies certain eligibility criteria, as reduced on the first day of each fiscal quarter occurring after the Amendment effective date in an amount equal to one-twentieth (1/20) of such appraised value less (D) certain reserves, including certain reserves imposed by the administrative agent in its permitted discretion, and in the case of the Singapore facility, (A) 85% of KEMET Singapore's accounts receivable that satisfy certain eligibility criteria as further specified in the Amendment, less (B) certain reserves, including certain reserves imposed by the administrative agent in its permitted discretion; (d) modifies the Unused Line Fee Rate to (A) 0.50% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit was 50% or less of the Revolver Commitments during the preceding calendar month, or (B) 0.375% per annum if the average daily balance of the Revolver Loans and stated amount of Letters of Credit was 50% or less of the Revolver Commitments during the preceding calendar month; and (e) includes The Forest Electric Company as an additional Borrower under the Loan Agreement.
In connection with the Amendment, KEC paid the Lenders a fee of $75,000.
________________________________________________________
The foregoing discussion of the terms of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 10.1 to this Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description of Exhibit

10.1
Amendment No. 5 to Loan and Security Agreement, dated April 30, 2014, among KEMET Electronics Corporation and its subsidiaries KEMET Foil Manufacturing, LLC, KEMET Blue Powder Corporation, and KEMET Electronics Marketing (S) PTE LTD., as Borrowers, and Bank of America, N.A., as agent for the Lenders.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2014	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Amendment No. 5 to Loan and Security Agreement, dated April 30, 2014, among KEMET Electronics Corporation and its subsidiaries KEMET Foil Manufacturing, LLC, KEMET Blue Powder Corporation, and KEMET Electronics Marketing (S) PTE LTD., as Borrowers, and Bank of America, N.A., as agent for the Lenders.

4